DYNAMIC SMALL CAP FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
5/15/02  	Aeropostale, Inc.

Shares            Price         Amount
11,755  	$ 18.000	$211,590

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
1.26        N/A 	 0.09%	            0.34%

Broker
Bear Stearns & Co., Inc.

Underwriters of Aeropostale, Inc.

Underwriters          	                         Shares
Bear, Stearns & Co., Inc.                      3,591,250
Merrill Lynch, Pierce, Fenner & Smith Inc.     3,591,250
Banc of America Securities LLC                 2,210,000
U.S. Bancorp Piper Jaffray, Inc.               1,105,000
First Union Securities, Inc.                     552,500
CIBC World Markets Corp.                         100,000
Credit Suisse First Boston Corp.                 100,000
Jeffries & Company                               100,000
Lazard Freres & Co. LLC                          100,000
J.P. Morgan Securities, Inc.                     100,000
Prudential Securities Inc.                       100,000
RBC Dain Rauscher Inc.                           100,000
UBS Warburg LLC                                  100,000
Thomas Weisel Partners LLC                       100,000
INVESTEC PMG Capital Corp.                        50,000
The Buckingham Research Group Inc.                50,000
C.E. Unterberg, Towbin                            50,000
Chatsworth Securities LLC                         50,000
Friedman, Billings, Ramsey & Co., Inc.            50,000
Gerard Klauer Mattison & Co., LLC                 50,000
Ladenburg Thalmann & Co. Inc.                     50,000
Neuberger & Berman                                50,000
SunTrust Capital Markets, Inc.                    50,000
Wedbush Morgan Securities, Inc.                   50,000
William Blair & Company, LLC                      50,000

Total                                         12,500,000